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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-8 of our reports dated October 27, 1995, on our audits of the consolidated financial statements and financial statement schedule of Phoenix Technologies Ltd. (Commission File No. 0-17111) as of September 30, 1995 and 1994, and for each of the three fiscal years in the period ended September 30, 1995, which report is included in the Registrant's Annual Report on Form 10-K for the year ended September 30, 1995.

                                   /s/Coopers & Lybrand, L.L.P.
                                   COOPERS & LYBRAND, L.L.P.

San Jose, California
August 28, 1996